Exhibit 99.6

LEVEL 3 COMMUNICATIONS, INC. 1025 ELDORADO BLVD. BROOMFIELD, CO 80021 ATTN: INVESTOR RELATIONS VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M78193-S23161 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LEVEL 3 COMMUNICATIONS, INC. The Board of Directors recommends you vote FOR Items 1, 2 and 3. For Against Abstain 1. To approve the issuance of shares of Level 3 Communications, Inc. ("Level 3") common stock, par value $.01 per share, to tw telecom inc. stockholders pursuant to the merger as contemplated by the Agreement and Plan of Merger, dated as of June 15, 2014, by and among tw telecom inc., Level 3, Saturn Merger Sub 1, LLC., a direct wholly owned subsidiary of Level 3 and Saturn Merger Sub 2, LLC., a direct wholly owned subsidiary of Level 3. 2. To approve the adoption of an amendment to Level 3's Restated Certificate of Incorporation increasing to 443,333,333 the number of authorized shares of Level 3's common stock, par value $.01 per share. 3. To approve a proposal to adjourn the Special Meeting of Stockholders, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposals. 4. To authorize the transaction of such other business as may properly come before the Special Meeting of Stockholders or any adjournments or postponements thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

- 2 - LEVEL 3 COMMUNICATIONS, INC. SPECIAL MEETING OF STOCKHOLDERS Tuesday, October 28, 2014 9:00 a.m. Mountain Time Headquarters of Level 3 Communications, Inc. 1025 Eldorado Blvd. Broomfield, Colorado 80021 M78194-S23161 Level 3 Communications, Inc. 1025 Eldorado Boulevard Broomfield, CO 80021 This proxy is solicited by the Board of Directors for use at the Special Meeting of Stockholders on October 28, 2014. proxy The shares of stock held in your account will be voted as you specify on the reverse side. By signing the proxy, you revoke all prior proxies and appoint John M. Ryan and Neil J. Eckstein, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting of Stockholders and all adjournments or postponements as described in the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus dated , 2014, receipt of which is hereby acknowledged. The proxies will vote as the Board of Directors recommends where a choice is not specified. For Level 3 Communications, Inc. 401(k) participants: The undersigned, as a participant in the Level 3 Communications, Inc. 401(k) Plan (“the Plan”), hereby directs Wells Fargo Bank, N.A. as Trustee for the Plan, to vote all shares of common stock of Level 3 Communications, Inc. allocated to my account in the Plan as of September 2, 2014. I understand that I am to mail this proxy card to Broadridge Financial Solutions, Inc., acting as tabulation agent, or vote by phone or by using the Internet as described on the reverse side of this card, and that my instructions must be received by Broadridge Financial Solutions, Inc. no later than midnight on October 27, 2014. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account in the Level 3 Communications, Inc. 401(k) Plan will be voted in accordance with the terms of the Plan document and any other shares will not be voted. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

- 3 - Continued and to be signed on reverse side